Exhibit 10.9

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), dated as of October 24, 2019, is made by and between SQN Venture Fund, Inc., a Delaware limited partnership (“Seller”), and CITTA, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of even date herewith (the “APA”), pursuant to which Seller has agreed to sell, transfer, assign, convey and deliver to Buyer, and Buyer has agreed to purchase and acquire from Seller, all of Seller's right, title and interest in and to the Purchased Assets (as defined in the APA); and

WHEREAS, Buyer and Seller desire to document, and set forth the terms of, the sale, transfer, assignment, conveyance, and delivery of certain tangible Purchased Assets.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                  Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the APA. All references to schedules and sections shall mean references to the APA, except as otherwise noted herein.

2.                  Sale. Seller hereby irrevocably sells, conveys, assigns, transfers and delivers to Buyer all of its right, title and interest, legal and equitable, in and to the tangible Purchased Assets. Buyer hereby purchases, acquires and accepts from Seller, the tangible Purchased Assets.

3.                  APA. This sale is in accordance with and is subject to all the terms, representations, warranties, covenants, agreements and limitations set forth in the APA and all such terms, representations, warranties, covenants, agreements and limitations are incorporated herein by this reference. The execution and delivery of this Bill of Sale by the parties hereto shall not in any way limit the rights and obligations of the parties under the APA. In the event of any conflict between the terms of this Bill of Sale and the APA, the APA shall control.

4.                  Execution of Bill of Sale. This Bill of Sale may be executed in counterpart signature pages executed and delivered via facsimile transmission or via email with scan or email attachment. Any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes, and all such counterparts shall together constitute one and the same instrument.

5.                  Further Assurances. The parties hereto agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Bill of Sale.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first set forth above.

SELLER

SQN Venture Income, L.P.

By:	/s/ Ryan McCalley
Name: Ryan McCalley
Title: Managing Partner

BUYER

CITTA, Inc.

By:	/s/ Edmundo Gonzalez
Name: Edmundo Gonzalez
Title: CEO

[Signature Page to Bill of Sale]